UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Rittenhouse Circle

Bristol, PA 19007

(Address of principal executive offices) (Zip Code)

(215) 826-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

StoneMor Partners L.P. (the “Company”) is unable to file its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006 within the prescribed period. The Company has devoted considerable time and resources to preparing its annual report on Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”) and amendments to quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005, respectively (collectively, “Forms 10-Q”). As of the date hereof, the Company did not file the Form 10-K and Forms 10-Q (collectively, the “Reports”) with the Securities and Exchange Commission. The delay in filing the Reports results from the ongoing accounting review, as disclosed in the Company’s press release dated April 21, 2006, which followed the Company’s decision to restate its Forms 10-Q in connection with a material weakness in the Company’s internal control over financial reporting disclosed in the Company’s press release dated March 15, 2006. As a result of the delay in filing the Reports, the Company has not yet completed the preparation and review of its consolidated financial statements and the related footnote disclosures for the fiscal quarter ended March 31, 2006.

On May 11, 2006, the Company filed a notification of the late filing with the Securities and Exchange Commission to request an extension for the filing of its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2006 until May 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2006	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC, its general partner

	By:	/s/ William R. Shane
	Name:	William R. Shane
	Title:	Executive Vice President and
Chief Financial Officer

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